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                                                                    EXHIBIT 99.1


                        FIDELITY FINANCIAL OF OHIO, INC.
                               5535 GLENWAY AVENUE
                             CINCINNATI, OHIO 45238
                                 (513) 922-5959


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

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The undersigned hereby appoints_________________ and________________, or each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of Fidelity Financial of Ohio, Inc. ("Fidelity Financial"), to be held on_____________, commencing at 2:00 p.m. local time, at_________________________________________, and at any and all adjournments and postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of Fidelity Financial dated______________.

         1. Approval and adoption of the Agreement and Plan of Merger dated August 16, 1999, by and among Fidelity Financial, Fidelity Acquisition Corporation, Centennial Bank, Provident Financial Group, Inc. and The Provident Bank (the "Merger Agreement") and the transactions contemplated thereby.

         [  ] FOR               [  ] AGAINST             [  ] ABSTAIN

         2. In their discretion with respect to such other business as properly may come before the meeting (including, without limitation, adjournment or postponement of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.

         [  ] FOR               [  ] AGAINST             [  ] ABSTAIN




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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.


                                    Dated:                           ,
                                           -------------------------- ---------


                                    --------------------------------------------
                                    Signature



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                                    Signature if held jointly


                                    Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                   PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                   THIS PROXY CARD USING THE ENCLOSED ENVELOPE